EXHIBIT 23.5


                         GUNNIP & COMPANY LLP LETTERHEAD


John F. Kohler, Esquire
SVP & General Counsel
MTM Technologies, Inc.
850 Canal Street
Stamford, CT 06902


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement on Form S-8 of MTM Technologies, Inc., our report dated March 17, 2005 and on the financial statements of Info Systems, Inc. as of December 31, 2003 and December 31, 2004.

/s/ Gunnip & Company, LLP

Gunnip & Company, LLP
June 24, 2005